Exhibit 99.1

Verisign Reports 12% Year-Over-Year Revenue Growth in First Quarter 2011

Company Declares $2.75 Per Share Special Dividend

DULLES, VA – April 28, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the first quarter ended March 31, 2011.

First Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $182 million for the first quarter of 2011, up 2% from the prior quarter and up 12% from the same quarter in 2010. Verisign reported net income attributable to Verisign stockholders of $41 million and earnings per share attributable to Verisign stockholders of $0.24 on a diluted basis for the first quarter of 2011, compared to net income attributable to Verisign stockholders of $51 million and earnings per share attributable to Verisign stockholders of $0.28 on a diluted basis in the same quarter in 2010. The operating margin was 36.1% for the first quarter of 2011 compared to 33.5% for the same quarter in 2010.

First Quarter Non-GAAP Financial Results

Verisign reported net income attributable to Verisign stockholders of $55 million and earnings per share attributable to Verisign stockholders of $0.32 on a diluted basis for the first quarter of 2011, compared to net income attributable to Verisign stockholders of $40 million and earnings per share attributable to Verisign stockholders of $0.22 on a diluted basis in the same quarter in 2010. The operating margin was 45.9% for the first quarter of 2011 compared to 39.0% for the same quarter in 2010. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We are pleased to report another record quarter for Verisign in new domain name registrations and strong performance overall in the Naming Services business,” said Mark McLaughlin, president and chief executive officer of Verisign. “Our commitment to the continued availability and reliability of the Internet is core to our strategy, and we plan to leverage our extensive expertise and leadership in DNS management to help our customers improve the effectiveness and integrity of Internet communications.”

In addition, Verisign announced that its Board of Directors declared a special dividend of $2.75 per share of its common stock. The special dividend will be paid on May 18, 2011 to shareholders of record as of the close of business on May 9, 2011. The ex-dividend date will be May 5, 2011.

“Given the strength of our capital position following the restructuring of the business over the past several years, particularly as a result of the sale of the Authentication Services business last August, the Board voted at a regularly scheduled meeting to return approximately $463 million to the shareholders in the form of a special dividend,” said Jim Bidzos, chairman of the board.

Verisign’s Board of Directors has designated the special dividend as an extraordinary dividend for purposes of the indenture governing the company’s 3.25% Junior Subordinated Convertible Debentures due 2037 (the “Convertible Debentures”). As a result, contingent interest of approximately $100 million will also be paid on May 18, 2011 to holders of record of the Convertible Debentures at the close of business on May 9, 2011. Verisign expects that the aggregate amount of payments to be made in connection with the special dividend and the contingent interest will be approximately $563 million.

“We are committed to delivering value to our shareholders through disciplined operations and investment in growth opportunities for the company,” said Brian Robins, chief financial officer of Verisign. “During the first quarter, we utilized approximately $200 million to repurchase shares and we have share repurchase authorization of approximately $1.2 billion remaining under the current program.”

Financial Highlights

•	During the first quarter, Verisign repurchased approximately 6 million shares for a cost of approximately $200 million.

•

Verisign ended the first quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.951 billion, a decrease of $113 million from the prior quarter and an increase of $399 million from the same quarter in 2010.

•

Cash flow from operations was $90 million for the first quarter. Excess tax benefits of $4 million for the first quarter that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenues on March 31, 2011 totaled $699 million, an increase of $36 million from the prior quarter and $81 million from the same quarter in 2010.

•	Capital expenditures were $16 million in the first quarter of 2011.

Business and Corporate Highlights

•	Verisign Registry Services ended the quarter with approximately 108 million active domain names in the adjusted zone for .com and .net, representing a 9% increase year-over-year.

•	In the first quarter, Verisign processed a record 8.3 million new domain name registrations, representing an approximately 3% increase year-over-year.

•	Verisign experienced an average daily query load of 57 billion during the first quarter, compared to 54 billion in the same quarter in 2010.

•

On April 11, 2011, Verisign announced that the Internet Corporation for Assigned Names and Numbers (“ICANN”) posted renewal terms for the .Net Registry Agreement which were negotiated between Verisign and ICANN and are substantially the same terms contained in the existing .Net Agreement.

•

On March 31, 2011, Verisign deployed Domain Name System Security Extensions (“DNSSEC”) in the .com domain to provide origin authentication of Domain Name System (“DNS”) data, authenticated denial of existence, and data integrity.

•

Verisign announced during the quarter that its Managed DNS Service now provides full support for DNSSEC compliance features and Geo Location capabilities, product enhancements which strengthen the security and performance of DNS transactions.

•	Verisign ended the first quarter of 2011 with approximately 1,040 employees, compared to 1,050 employees at the end of the prior quarter.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payment to holders of our Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live teleconference call today at 4:30 p.m. (EDT) to review the first quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1479 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available on the Investor Relations section of the Verisign website at www.verisigninc.com. A telephone replay of this call will remain available at (888) 203-1112 or (719) 457-0820 (passcode: 9939898) for one week after the conference call. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the Verisign website at www.verisigninc.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the sluggish economic recovery; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; and the uncertainty of whether Project Apollo will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,440,826	$1,559,628
Marketable securities	506,014	501,238
Accounts receivable, net	15,852	14,874
Prepaid expenses and other current assets	97,406	102,217

Total current assets	2,060,098	2,177,957

Property and equipment, net	193,145	190,319
Goodwill and other intangible assets, net	54,823	55,146
Other assets	22,537	20,584

Total long-term assets	270,505	266,049

Total assets	$2,330,603	$2,444,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$159,627	$195,235
Deferred revenues	485,462	457,478

Total current liabilities	645,089	652,713

Long-term deferred revenues	213,484	205,560
Convertible debentures, including contingent interest derivative	583,852	581,626
Long-term deferred tax liabilities	317,944	309,696
Other long-term liabilities	24,906	17,981

Total long-term liabilities	1,140,186	1,114,863

Total liabilities	1,785,275	1,767,576

Commitments and contingencies

Stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 168,413,107, excluding 146,420,438 held in treasury, at March 31, 2011; and 172,736,281, excluding 140,576,600 held in treasury, at December 31, 2010	315	313
Additional paid-in capital	20,869,501	21,040,919
Accumulated deficit	(20,322,697)	(20,363,468)
Accumulated other comprehensive loss	(1,791)	(1,334)

Total stockholders’ equity	545,328	676,430

Total liabilities and stockholders’ equity	$2,330,603	$2,444,006

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$181,523	$161,582

Costs and expenses
Cost of revenues	40,869	38,814
Sales and marketing	22,391	21,310
Research and development	13,594	12,277
General and administrative	33,629	34,844
Restructuring charges	5,530	234

Total costs and expenses	116,013	107,479

Operating income	65,510	54,103
Interest expense	(11,820)	(11,998)
Non-operating income, net	5,478	4,828

Income from continuing operations before income taxes	59,168	46,933
Income tax expense	(16,875)	(16,924)

Income from continuing operations, net of tax	42,293	30,009
(Loss) income from discontinued operations, net of tax	(1,522)	22,431

Net income	40,771	52,440
Less: Net income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	—	(1,084)

Net income attributable to Verisign stockholders	$40,771	$51,356

Basic income per share attributable to Verisign stockholders from:

Continuing operations	$0.25	$0.16
Discontinued operations	(0.01)	0.12

Net income	$0.24	$0.28

Diluted income per share attributable to Verisign stockholders from:

Continuing operations	$0.25	$0.16
Discontinued operations	(0.01)	0.12

Net income	$0.24	$0.28

Shares used to compute net income per share attributable to Verisign stockholders:

Basic	170,193	183,174

Diluted	171,979	184,259

Amounts attributable to Verisign stockholders:
Income from continuing operations, net of tax	$42,293	$30,009
(Loss) income from discontinued operations, net of tax	(1,522)	21,347

Net income attributable to Verisign stockholders	$40,771	$51,356

The following table presents the classification of stock-based compensation:

Cost of revenues	$1,990	$921
Sales and marketing	1,854	1,120
Research and development	1,518	1,070
General and administrative	6,599	5,229
Restructuring charges	2,989	112

Stock-based compensation for continuing operations	14,950	8,452
Discontinued operations	—	3,633

Total stock-based compensation expense	$14,950	$12,085

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$40,771	$52,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	13,968	21,905
Stock-based compensation	14,950	12,085
Excess tax benefit associated with stock-based compensation	(3,615)	(8,097)
Other, net	2,129	6,270
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(985)	4,579
Prepaid expenses and other assets	3,975	9,689
Accounts payable and accrued liabilities	(16,814)	(33,734)
Deferred revenues	35,908	35,983

Net cash provided by operating activities	90,287	101,120

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	11,238	95,909
Proceeds received from divestiture of businesses, net of cash contributed	—	15,583
Purchases of marketable securities and investments	(18,008)	(549,087)
Purchases of property and equipment	(15,565)	(19,898)
Other investing activities	(1,181)	—

Net cash used in investing activities	(23,516)	(457,493)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	16,550	17,393
Repurchases of common stock	(207,428)	(53,753)
Excess tax benefit associated with stock-based compensation	3,615	8,097
Other financing activities	—	(346)

Net cash used in financing activities	(187,263)	(28,609)

Effect of exchange rate changes on cash and cash equivalents	1,690	(2,154)

Net decrease in cash and cash equivalents	(118,802)	(387,136)
Cash and cash equivalents at beginning of period	1,559,628	1,477,166

Cash and cash equivalents at end of period	$1,440,826	$1,090,030

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,062	$19,811

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
	Operating Income	Net Income attributable to Verisign stockholders	Operating Income	Net Income attributable to Verisign stockholders
GAAP as reported	$65,510	$40,771	$54,103	$51,356
Discontinued operations		1,522		(21,347)
Adjustments:
Stock-based compensation	11,961	11,961	8,340	8,340
Amortization of other intangible assets	323	323	324	324
Restructuring charges	5,530	5,530	234	234
Non-cash interest expense		1,664		1,841
Tax adjustment		(6,719)		(377)

Non-GAAP as adjusted	$83,324	$55,052	$63,001	$40,371

Diluted shares		171,979		184,259

Per diluted share, non-GAAP as adjusted		$0.32		$0.22

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Revenues	$181,523	$178,829	$172,286	$167,881	$161,582